Exhibit 3.12

BYLAWS OF

ENCORE MEDICAL GP, INC.

A NEVADA CORPORATION

ARTICLE ONE

REGISTERED AGENT AND OFFICE

1.01                           Registered Agent. The registered agent of Encore Medical GP, Inc., a Nevada corporation (the “Corporation”), is the registered agent named in the original Articles of Incorporation of the Corporation (the “Articles of Incorporation”) or such other registered agent as may be designated from time to time by the Board of Directors of the Corporation (the “Board”) in the manner provided by law.

1.02                           Registered Office. The registered office of the Corporation (which office need not be a place of business of the Corporation) is the registered office named in the original Articles of Incorporation or such other registered office as may be designated from time to time by the Board or by the duly authorized and appointed registered agent of the Corporation in the manner provided by law.

ARTICLE TWO

SHAREHOLDER MEETINGS

2.01                           Place of Meetings. All meetings of the Shareholders of the Corporation (the “Shareholders”) shall be held at a location in or out of Nevada as may be designated for that purpose from time to time by the Board; provided that any or all Shareholders may participate in any such meeting by means of conference telephone or similar communications equipment.

2.02                           Annual Meeting. Each annual meeting of the Shareholders for the election of Directors to succeed those whose terms are then expiring and for the transaction of other business brought before the meeting will be held on such date within the first four months of the beginning of each year, at such time as the Board may designate or fix and set forth in the notice of such meeting. If the day fixed for an annual meeting falls on a legal holiday, that annual meeting will be held at the same time on the immediately following business day.

2.03                           Special Meetings. Special meetings of the Shareholders may be called at any time by the President, by the Board or by one or more Shareholders holding, in the aggregate, not less than ten percent (10%) of all the shares entitled to vote at the proposed special meeting. Unless otherwise provided in these Bylaws, only business described in the meeting notice (or waiver thereof) may be conducted at a special meeting of Shareholders.

2.04                           Notice of Meeting. Notice of any Shareholder meeting, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called must be given in writing to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting, either personally or by mail or other means of written communication, addressed to each Shareholder at such Shareholder’s address appearing on the share transfer records of the Corporation or given by such Shareholder to the Corporation for the purpose of notice. Notice that a meeting has been adjourned to be reconvened is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the reconvened meeting must be given as in the case of any special meeting.

2.05                           Quorum. Unless otherwise required by law or provided in the Articles of Incorporation, Shareholders holding a majority of the Corporation’s voting shares represented in person or by proxy will constitute a quorum at any Shareholder meeting.

2.06                           Voting. When a quorum is present at a Shareholder meeting, the vote of Shareholders holding a majority of the shares having voting power and present in person or by proxy will determine any question brought before the meeting, unless the question is one on which a higher vote is required by law, the Articles of Incorporation, or these Bylaws, in which case such higher vote will be required. Only persons in whose names shares appear on the share transfer records of the Corporation on the date on which notice of a meeting is mailed will be entitled to vote at the meeting, unless some other day not less than ten (10) days before the date of the meeting has been fixed by the Board for the determination of Shareholders of record. Each Shareholder so entitled to vote in an election of Directors may cast one vote for each Director’s position for each share of stock of the Corporation of which such Shareholder is the record owner. In any election of Directors, the candidates receiving the highest number of votes up to the number of Directors to be elected will be elected.

2.07                           Voting by Voice or Ballot. Voting by Shareholders will be by voice unless any Shareholder demands a ballot vote before the voting has begun.

2.08                           Proxies. A revocable proxy will be deemed revoked for purposes of a Shareholder meeting if, prior to the commencement of the meeting, the Secretary of the Corporation has received instructions of revocation dated subsequent to the date of the proxy and executed by the Shareholder granting the proxy or the Shareholder’s duly authorized attorney-in-fact.

2.09                           Consent of Absentees. No defect in the calling or notice of a Shareholder meeting will affect the validity of any action at the meeting if a quorum is present, and if either before or after the meeting, each Shareholder not present in person or by proxy or present only for the purpose of objecting to the failure to properly give notice for the meeting signs a written waiver of notice, consents to the holding of the meeting, or approves the minutes thereof, and such waiver, consent or approval is filed with the Corporation’s records or made a part of the minutes of the meeting.

2.10                           Conduct of Meetings. The President, or in the President’s absence, the Secretary, will act as chairman of the meeting. In the Secretary’s absence, the Treasurer will act as the chairman of the meeting. The chairman will determine the order of business and procedures for the conduct of the meeting. The Secretary of the Corporation, or in the Secretary’s absence, the person selected by the chairman of the meeting, will act as secretary of the Shareholder meeting.

ARTICLE THREE

DIRECTORS

3.01                           Number, Term and Qualification of Directors. The Board shall consist of at least one (1) Director. The actual number of Directors shall be set from time to time by the Board of Directors. The Directors named in the Articles of Incorporation shall hold office until the first annual meeting of the Shareholders or until their successors are elected. The Directors will be elected annually by the Shareholders entitled to vote. The Directors will hold office until such Directors’ successors are elected, or until such Directors die, resign, or are removed from office, and may serve successive terms in office. A Director need not be a Shareholder or Nevada resident. Unless otherwise provided in the Articles of Incorporation, the number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease will have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors will be filled by election at an annual meeting or at a special Shareholder meeting called for that purpose.

3.02                           Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Articles of Incorporation, the Board may exercise all the powers of the Corporation. The Directors may act only as a board, and an individual Director has no authority to act alone or together with other Directors unless acting as the Board, unless otherwise provided by these Bylaws or resolution of the Board.

3.03                           Vacancies. A vacancy on the Board resulting from the death, resignation or removal of a Director will be filled by election at the annual Shareholder meeting occurring immediately after such vacancy arises or at a special Shareholder meeting called for that purpose. A Director elected to fill a vacancy will be elected for the unexpired term of the predecessor Director.

3.04                           Removal of Directors. The entire Board or any individual Director may be removed from office with or without cause by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at any Shareholder meeting called expressly for that purpose. New Directors may be elected at the meeting for the unexpired term of Directors so removed.

3.05                           Place of Meetings. All meetings of the Board will be held at the principal office of the Corporation or at such other place in or outside Nevada as may be designated from time to time by resolution of the Board or by written consent of all of the Directors.

3.06                           Regular Meetings. Regular meetings of the Board will be held, without call or notice, immediately following each annual Shareholder meeting, and at such other times as the Board may determine.

3.07                           Special Meetings — Call and Notice. Special meetings of the Board may be called at any time by any Director or the President. Written notice of any special meeting, stating the time, and, in general, the purpose or purposes thereof, will be mailed, telecopied or telegraphed or personally delivered to each Director, as provided below, not later than three (3) days before the day of the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice will be addressed to the Director at the Director’s last known address.

3.08                           Quorum; Action by Board. Unless otherwise required by law or provided in the Articles of Incorporation or these Bylaws, a majority of the total number of Directors shall constitute a quorum for the transaction of business of the Board, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.09                           Director Dissent. A Director who is present at a Board meeting at which action on any corporate matter is to be taken and who does not vote in favor of such action will be presumed to have assented to the action unless: (i) such Director’s dissent is entered in the minutes of the meeting; (ii) such Director files a written dissent to such action with the secretary of the meeting before adjournment of the meeting; or (iii) such Director delivers a written dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.

3.10                           Committees. The Board may designate one or more committees, each consisting of one or more Directors and delegate to such committee such powers and authority as the Board may determine, to the extent permitted by law. A member of a committee may be removed by the Board if in its sole judgment the best interests of the Corporation will be served by such removal.

3.11                           Compensation. Directors will serve without compensation for their services as Directors, but may receive from the Corporation fees for attendance at meetings and reimbursement for expenses as may be fixed or determined by resolution of the Board of Directors. A Director may also serve the Corporation as an officer, agent, employee, or otherwise, and may receive compensation for such service.

ARTICLE FOUR

OFFICERS

4.01                           Title and Appointment. The officers of the Corporation are the President, the Secretary, the Treasurer, and such other officers and assistants as the Board from time to time may determine. Each officer will be elected by the Board, which will fix compensation (if any) and tenure of such officer; provided, however, that each officer will hold office until the earlier of (i) the due election of such officer’s successor, or (ii) such officer’s death, resignation or removal from office.

4.02                           Vacancies. If an office becomes vacant by reason of an officer’s death, resignation, removal, or otherwise, the Board shall elect a successor to such office.

4.03                           Chairman of the Board. If the Board of Directors shall so elect, there shall be a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the Shareholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

4.04                           President. There shall be a President of the Corporation. In the absence of a Chairman of the Board, the President and Chief Executive Officer shall preside as the chairman of meetings of the Shareholders; he shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The authority and duties of the President, without limitation:

(1)                                  Sign certificates representing shares of stock of the Corporation;

(2)                                  Execute in the Corporation’s name deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, debentures, contracts, agreements and other documents and instruments;

(3)                                  Appoint, employ, remove, discharge and prescribe the duties and fix the compensation of agents and employees of the Corporation and direct and manage the officers, agents, and employees of the Corporation; and,

(4)                                  Have responsibility for the custody and control of all the funds and securities of the Corporation.

4.05                           Secretary. There shall be a Secretary of the Corporation. The Secretary shall:

(1)                                  Attest and keep at the principal office of the Corporation the original or a copy of these Bylaws and all duly adopted amendments and restatements hereof;

(2)                                  Keep at the principal office of the Corporation or such other place as the Board designates, a book of (i) the minutes of each meeting of the Shareholders or the Board or any committee thereof, including the names of those present at such meeting or, in the case of a Shareholder meeting, the number of shares represented at such meeting, and all proceedings of such meeting, (ii) all notices given and waivers signed of such meeting, (iii) all requests for special meeting, (iii) all requests for special meetings of the Shareholders or the Board or any committee thereof, (iv) all written dissents of Directors to actions by the Board, and (v) all unanimous written consents of the Directors or Shareholders of the Corporation;

(3)                                  Keep at the principal office of the Corporation or such other place as the Board designates, a share transfer record or duplicate share transfer record as described in Article 6.04 below;

(4)                                  Keep at the registered office of the Corporation or such other place as the Board of Directors designates, all other records of the Corporation;

(5)                                  Sign or attest such documents of the Corporation as may be required by law or as necessary to carry out the business of the Corporation, and keep the corporate seal and affix it to such instruments as may be necessary or proper;

(6)                                  See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(7)                                  Properly keep and file all books, reports, statements, certificates, and other documents and records required by law;

(8)                                  Attend and serve as secretary at the meetings of the Board and the Shareholders; and,

(9)                                  In general, perform all duties incident to the office of Secretary, and such other duties from time to time assigned to the Secretary by the Board.

4.06                           Treasurer. There shall be a Treasurer of the Corporation. The Treasurer shall:

(1)                                  Have custody of the Corporation’s funds and securities, keep full and accurate accounts of receipts and disbursements of the Corporation and deposit all monies and other valuables in the name and to the credit of the Corporation in depositories designated by the Board;

(2)                                  Disburse the funds of the Corporation as ordered by the Board, and prepare such financial statements as it directs;

(3)                                  If required by the Board, give the Corporation a bond (in such form, for such sum, and from such surety or sureties as are satisfactory to the Board) for the faithful performance of the duties of such office; and,

(4)                                  In general, perform all duties incident to the office of Treasurer and such other duties from time to time assigned to the Treasurer by the Board or the President.

ARTICLE FIVE

ISSUANCE AND TRANSFER OF SHARES

5.01                           Issuance of Shares. Authorized shares of the stock of the Corporation will be issued for such consideration and to such persons as the Board determines from time to time. No share may be issued until the full consideration therefor has been paid.

5.02                           Payment for Shares. Consideration for the issuance of shares must consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received. In the absence of fraud in the transaction, the judgment of the Board of the value of consideration received will be conclusive. When consideration for a share, fixed as provided by law, has been accepted by the Corporation, such share will be deemed issued, fully paid and nonassessable. The consideration received and accepted for each share will be allocated by the Board, in accordance with law, to the Corporation’s stated capital and surplus.

5.03                           Ownership; Collateral Transfer. The Corporation will regard the person in whose name a share of stock is registered in the Corporation’s share transfer records as the owner thereof for the purposes of voting, distributions, notices, transfer, exercising rights of dissent, exercising or waiving any preemptive rights, entering into agreements restricting the transfer of shares, creating voting trusts or voting agreements, or giving proxies, with respect to such share. Notwithstanding the foregoing, upon receipt by the Secretary or by the Corporation’s transfer agent, if any, of written notice from a transferor or transferee that shares have been transferred collaterally to the transferee and not absolutely, the Secretary of the Corporation or its transfer agent, if any, will note such fact in the Corporation’s books and the collateral transferee will be entitled to the rights of a collateral transferee, but not the rights of an owner.

5.04                           Share Certificates. Each issued and outstanding share of stock of the Corporation will be represented by a certificate in a form consistent with the requirements of law, the Articles of Incorporation and these Bylaws, as approved by the Board. Certificates will be consecutively numbered and registered in the Corporation’s share transfer records as they are issued. Each certificate will be signed by the President or the Secretary. Each certificate will contain on its face or back such recitations or references as may be required by law, the Articles of Incorporation or these Bylaws, or any applicable Shareholder agreement.

5.05                           Replacement of Certificates. No new certificate for an issued and outstanding share will be issued until the previously issued certificate representing such share has been surrendered and canceled, except in the case of lost or destroyed certificates for which the Board may order new certificates to be issued upon such terms, conditions and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

ARTICLE SIX

MISCELLANEOUS PROVISIONS

6.01                           Authority to Execute Documents and Instruments. The Board, except as otherwise provided in these Bylaws, may authorize any Director, officer, employee or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized (including authorization by other provisions of these Bylaws), no Director, officer, agent or employee has any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

6.02                           Inspection of Books and Records. The books and records of the Corporation will be available for inspection by the Shareholders from time to time and to the extent expressly required by statute. The Directors may examine such books and records at all reasonable times.

6.03                           Closing Share Transfer Records. The Board may close the share transfer records in their discretion for a period not exceeding sixty (60) days preceding any Shareholder meeting, annual or special, or the day appointed for the payment of a dividend.

6.04                           Share Transfer Records. The Corporation will keep at its principal office, or at the office of the transfer agent, if any, a share transfer record, showing the names and addresses of the past and current Shareholders, the number and classes of shares held by each Shareholder, the number and date of each certificate issued for shares, and the number and cancellation date of each certificate surrendered for cancellation. The share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

6.05                           Fiscal Year, Method of Accounting. The fiscal year of the Corporation is the calendar year or as otherwise established from time to time by the Board. The Corporation’s books will be kept under such method of accounting as established from time to time by the Board. Financial statements and reports will be prepared on a regular basis working from the Corporation’s books as directed by the Board.

6.06                           Relation to Articles of Incorporation. These Bylaws are subject to, and governed and controlled by, in the following order: (1) applicable law; and (2) the Articles of Incorporation.

6.07                           Action Without a Meeting. Any action permitted or required to be taken at a meeting of the Shareholders or the Board or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken is signed by the required number of Shareholders or all the members of the Board or committee, as the case may be. Such consent will have the same force and effect as an affirmative vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State, and the execution of such consent will constitute attendance or presence in person at a meeting of Shareholders, the Board or committee, as the case may be.

6.08                           Telephone Conference Meeting. Subject to the requirements of law, the Shareholders and the Board of Directors and any committee thereof may participate in and hold a meeting by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in such a meeting will constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

6.09                           Construction. Whenever the context so requires, the feminine shall include the masculine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(1)                                  The remainder of these Bylaws shall be considered valid and operative, and

(2)                                  Effect shall be given to the intent manifested by the portion held invalid or inoperative.

6.10                           Headings. The headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

ARTICLE SEVEN

INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES AND AGENTS; INSURANCE

7.01                           Indemnity for Claims not in Name of Corporation. The corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

7.02                           Indemnity for Claims in the Name of Corporation. The Corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of this duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

7.03                           Success on Merits. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 7.01 and 7.02 above, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

7.04                           Determination of Standard of Conduct. Any indemnification under sections 7.01 and 7.02 above, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 7.01 and 7.02. Such determination shall be made:

(1)                                  By the stockholders;

(2)                                  By the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to such cat, suit or proceeding;

(3)                                  If such a quorum of disinterested Directors so orders, by independent legal counsel in a written opinion; or

(4)                                  If such a quorum of disinterested Directors cannot be obtained, by independent legal counsel in a written opinion.

7.05                           Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this section.

7.06                           Other Sources of Indemnity. The indemnification provided by this section:

(1)                                  Does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

(2)                                  Shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.07                           Insurance.                                        The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this section.

ARTICLE EIGHT

AMENDMENT OF BYLAWS

8.01                           Amendment of Bylaws. The Board has the power to alter, amend or repeal these Bylaws or adopt new bylaws, subject to amendment, repeal or adoption of new bylaws by action of the Shareholders and unless the Shareholders in so amending, repealing or adopting a new bylaw expressly provide that the Board may not amend or repeal that bylaw. The Board may exercise this power at any regular or special meeting and without any notice having been contained in the notice or waiver of notice of such meeting. Unless the Corporation’s Articles of Incorporation or a bylaw adopted by the Shareholders provides otherwise as to all or some portion of these Bylaws, the Corporation’s Shareholders may amend, repeal or adopt new Bylaws even though the Bylaws may also be amended by the Board.

[SIGNATURES ON FOLLOWING PAGE]

Adopted by the Board of Directors of the Corporation to be effective as of the 29th day of October, 2001.

/s/ Kenneth W. Davidson
Kenneth W. Davidson, Director

/s/ Harry L. Zimmerman
Harry L. Zimmerman, Director

/s/ August Faske
August Faske, Director